UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 27, 2017

MOODY’S CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	1-14037	13-3998945
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7 World Trade Center at 250 Greenwich Street

New York, New York 10007

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (212) 553-0300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01, “Other Events”

On February 27, 2017, Moody’s Corporation (the “Company”) entered into an underwriting agreement by and among the Company and Barclays Capital Inc., J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the several underwriters named therein (the “Underwriting Agreement”), with respect to the issuance and sale of $500 million aggregate principal amount of the Company’s 2.75% Senior Notes due 2021 and $300 million aggregate principal amount of the Company’s Floating Rate Notes due 2018 (collectively, the “notes”). The notes were registered under the Company’s Registration Statement on Form S-3 (Registration No. 333-216211) (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) on February 24, 2017.

The above description of the Underwriting Agreement is a summary only and is qualified in its entirety by reference to the Underwriting Agreement which is attached as Exhibit 1.1 to this Current Report on Form 8-K.

On February 28, 2017, the Company issued a press release announcing that it priced the offering of the notes. A copy of the press release is attached as Exhibit 99.1 hereto and incorporated herein by reference.

Item 9.01, “Financial Statements and Exhibits”

(d)	Exhibits

1.1	Underwriting Agreement, dated February 27, 2017, by and among Moody’s Corporation and Barclays Capital Inc., J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the several underwriters named therein.

99.1	Press release of Moody’s Corporation dated February 28, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

MOODY’S CORPORATION

By:	/s/ John J. Goggins

John J. Goggins
Executive Vice President and General Counsel

Date: February 28, 2017

INDEX TO EXHIBITS

Exhibit No.	Description

1.1	Underwriting Agreement, dated February 27, 2017, by and among Moody’s Corporation and Barclays Capital Inc., J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the several underwriters named therein.

99.1	Press release of Moody’s Corporation dated February 28, 2017.